UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 PH, Norwalk, CT 06851
(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment No. 2 to Senior Secured Loan and Security Agreement

On September 30, 2026 (the “Effective Date”), Reed’s, Inc. (the “Company”) entered into the second amendment (the “Amendment”) to its Senior Secured Loan and Security Agreement (as amended the “Loan Agreement”) with certain funds affiliated with Whitebox Advisors, LLC (the “Lenders”) and Cantor Fitzgerald Securities (“Cantor Fitzgerald”), as administrative agent and collateral agent, with respect to its senior secured credit facility (the “Senior Secured Facility”).

Pursuant to the Amendment, as of the Effective Date, (i) the existing Revolving Credit Commitments (as defined in the Loan Agreement prior to the Amendment) were terminated and converted into a new tranche of term loans in an aggregate principal amount of $9,250,000 (the “Term Loans”), which Term Loans, once repaid, may not be re-borrowed, (ii) interest on the Term Loans accrues at a rate of 8.75% per annum (increased from 8.00% per annum under the original revolving loans), with interest payments due monthly in arrears on the last Business Day of each month, (iii) the Maturity Date (as defined in the Loan Agreement) was extended to June 30, 2027, subject to an optional three-month extension to September 30, 2027, during such extension period the interest on the Term Loans shall accrue at a rate of 9.25% per annum, if certain conditions are satisfied, including delivery of written notice of such extension to the Administrative Agent on or prior to March 31, 2027, reduction of outstanding Term Loans to no more than $8,400,000 prior to June 30, 2027, and no Default (as defined in the Loan Agreement) or Event of Default (as defined in the Loan Agreement) occurring and continuing as of June 30, 2027, (iv) the revolving loan unused fee was eliminated, (v) certain mandatory prepayment provisions were deleted or modified, and (vi) the inventory plus accounts receivable liquidity covenant was waived through November 6, 2026. Additionally, as a new Event of Default, the Company must receive aggregate cash equity contributions of at least $10,000,000 on or after the effective date of the Amendment but no later than November 6, 2026.

Other than as set forth herein, the material terms of the Loan Agreement remain unchanged and in full effect.

The foregoing summary and description of the provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Amendment No. 2 to Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Reed’s, Inc.

Dated: September 30, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer